Exhibit 99.1

Hill International, Inc.	The Equity Group Inc.
John P. Paolin	Devin Sullivan
Senior Vice President of Marketing and	Senior Vice President
Corporate Communications	(212) 836-9608
(856) 810-6210	dsullivan@equityny.com
johnpaolin@hillintl.com

FOR IMMEDIATE RELEASE

Hill International Reports Fourth Quarter and Full Year 2014 Financial Results

Marlton, NJ — March 12, 2015 — Hill International (NYSE:HIL), the global leader in managing construction risk, announced today financial results for the fourth quarter and full year ended December 31, 2014 (see attached tables).

Total revenue for the fourth quarter of 2014 was a record $169.1 million, an increase of 16.7% from the fourth quarter of 2013.  Consulting fee revenue for the fourth quarter was a record $148.7 million, an increase of 13.6% from the prior year’s fourth quarter.

EBITDA (as defined below) for the fourth quarter was $5.7 million, down 38.3% from the fourth quarter of 2013.  Operating profit for the fourth quarter was $3.3 million, a 52.2% decline from the prior year’s fourth quarter.  Net loss for the fourth quarter was ($3.5 million), or ($0.07) per diluted share, compared to a net loss of ($1.3 million), or ($0.03) per diluted share, in the fourth quarter of 2013.  The net loss in the fourth quarter of 2014 was negatively impacted by higher bad debt expense and higher income tax expense partially offset by lower interest expense.

The company’s total backlog at December 31, 2014 was a record $1.080 billion, up 0.7% from September 30, 2014.  Twelve-month backlog at December 31, 2014 was also a record at $470 million, a 2.8% increase from September 30, 2014.

“We had another strong quarter with record backlog driving record revenues, but we continue to be challenged in converting that growth into better profitability,” said David L. Richter, Hill’s President and Chief Executive Officer.  “Our focus in 2015 will be on more aggressively managing our overhead costs so we can deliver higher and more consistent profitability going forward,” added Richter.

Full Year 2014 Results

Total revenue for 2014 was a record $640.3 million, an increase of 11.0% from 2013.  Consulting fee revenue for 2014 was a record $575.8 million, an increase of 12.4% over the prior year.

EBITDA for 2014 was $37.8 million, an 8.4% decrease from 2013.  Operating profit for 2014 was $29.3 million, a 9.8% decrease from a year earlier.  Net loss for 2014 was ($10.9 million), or ($0.25) per diluted share, compared to net earnings of $1.6 million, or $0.04 per diluted share, during 2013.

The net loss in 2014 was primarily caused by one-time expenses of $10.8 million in connection with the company’s debt refinancing which closed in September 2014.

2015 Guidance

Based on current market conditions and the backlog amounts described above, the company estimates that consulting fee revenue in 2015 will be between $650 million and $675 million.  This guidance reflects approximately 13% to 17% growth in consulting fee revenue for the year.

Business Segment Results

In addition to providing consolidated financial results, Hill also reports separate financial results for its two operating segments: the Project Management Group and the Construction Claims Group.

Project Management Group.  Hill’s Project Management Group provides program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, project labor agreement consulting, commissioning, estimating and cost management, and labor compliance services.

Total revenue at Hill’s Project Management Group during the fourth quarter of 2014 was a record $129.5 million, an increase of 15.8% from the fourth quarter of 2013.  Consulting fee revenue for the fourth quarter at the Projects Group was a record $110.2 million, an increase of 11.3% from the prior year’s fourth quarter.  Operating profit for the Projects Group for the fourth quarter was $11.4 million, a decrease of 2.6% from the fourth quarter of 2013.

Total revenue at the Projects Group during 2014 was a record $486.4 million, an increase of 7.5% from 2013.  Consulting fee revenue for the Projects Group during 2014 was a record $427.5 million, an increase of 8.9% from the prior year.  Operating profit for the Projects Group for 2014 was $48.5 million, down 0.3% from 2013.

Construction Claims Group.  Hill’s Construction Claims Group provides claims consulting, management consulting, litigation support, expert witness testimony, cost/damages assessment, delay/disruption analysis, adjudication, lender advisory, risk management, forensic accounting, fraud investigation and Project Neutral services.

Total revenue at Hill’s Construction Claims Group during the fourth quarter of 2014 was $39.7 million, an increase of 19.7% from the fourth quarter of 2013.  Consulting fee revenue for the fourth quarter at the Claims Group was a record $38.5 million, an increase of 20.7% from the prior year’s fourth quarter.  Operating profit for the Claims Group for the fourth quarter of 2014 was $0.1 million, a decrease of 97.8% from the fourth quarter of 2013.

Total revenue at the Claims Group during 2014 was a record $153.8 million, an increase of 23.9% from 2013.  Consulting fee revenue for the Claims Group for 2014 was a record $148.3 million, an increase of 24.1% from the prior year.  Operating profit for the Claims Group for 2014 was $11.0 million, a decrease of 9.7% from 2013.

Conference Call

David L. Richter, Hill’s President and Chief Executive Officer, and John Fanelli III, Hill’s Senior Vice President and Chief Financial Officer, will host a conference call on March 13, 2015, at 11:00 am Eastern Time to discuss the financial results for the fourth quarter and full year ended December 31, 2014.  Interested parties may participate in the call by dialing (877) 423-9820 (Domestic) or (201) 493-6749 (International) approximately 10 minutes before the call is scheduled to begin and ask to be connected to the Hill International conference call.  The conference call will also be broadcast live over the Internet.  To listen to the live call, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com, and click on “Financial

Information,” and then “Conferences and Calls”.  Please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to participate in the live call, the conference call will be archived and can be accessed from Hill’s website for approximately 90 days.

About Hill International

Hill International, with 4,600 employees in over 100 offices worldwide, provides program management, project management, construction management, construction claims and other consulting services primarily to the buildings, transportation, environmental, energy and industrial markets.  Engineering News-Record magazine recently ranked Hill as the ninth largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

The Hill International, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5733

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby.  Except for historical information contained in this press release, the matters set forth herein including, but not limited to, any projections of earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties.  Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include: modifications and termination of client contracts; control and operational issues pertaining to business activities that we conduct on our own behalf or pursuant to joint ventures with other parties; difficulties we may incur in implementing our acquisition strategy; the need to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog.  Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in the reports we have filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward-looking statement.

(HIL-F)

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

EARNINGS RELEASE TABLES

(In 000’s, Except Per Share Data)

(Unaudited)

Consolidated Statement of Operations

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013

Consulting fee revenue	$148,717	$130,921	$575,805	$512,085
Reimbursable expenses	20,421	14,029	64,476	64,596
Total revenue	169,138	144,950	640,281	576,681
Cost of services	84,284	72,266	328,795	296,055
Reimbursable expenses	20,421	14,029	64,476	64,596
Total direct expenses	104,705	86,295	393,271	360,651
Gross profit	64,433	58,655	247,010	216,030
Selling, general and administrative expenses	61,105	51,688	217,730	183,572
Operating profit	3,328	6,967	29,280	32,458
Interest and related financing fees, net	3,651	5,607	30,485	22,864
Earnings before income taxes	(323)	1,360	(1,205)	9,594
Income tax expense	2,987	2,060	8,411	6,043
Net (loss) earnings	(3,310)	(700)	(9,616)	3,551
Less: net earnings - noncontrolling interest	174	566	1,263	1,922
Net (loss) earnings attributable to Hill International, Inc.	$(3,484)	$(1,266)	$(10,879)	$1,629

Basic (loss) earnings per common share - Hill International, Inc.	$(0.07)	$(0.03)	$(0.25)	$0.04
Basic weighted average common shares outstanding	50,370	39,538	44,370	39,098
Diluted (loss) earnings per common share - Hill International, Inc.	$(0.07)	$(0.03)	$(0.25)	$0.04
Diluted weighted average common shares outstanding	50,370	39,538	44,370	39,322

Selected Segment Data

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013

Project Management
Consulting fee revenue	$110,237	$99,042	$427,515	$392,602
Total revenue	$129,483	$111,817	$486,442	$452,517
Gross profit	$43,143	$40,147	$164,669	$148,599
Gross profit as a percent of consulting fee revenue	39.1%	40.5%	38.5%	37.8%
Selling, general and administrative expenses	$31,748	$28,445	$116,153	$99,917
SG&A expenses as a percentage of consulting fee revenue	28.8%	28.7%	27.2%	25.4%
Operating profit	$11,395	$11,702	$48,516	$48,682
Operating profit as a percent of consulting fee revenue	10.3%	11.8%	11.3%	12.4%

Construction Claims
Consulting fee revenue	$38,480	$31,879	$148,290	$119,483
Total revenue	$39,655	$33,133	$153,839	$124,164
Gross profit	$21,290	$18,508	$82,341	$67,431
Gross profit as a percent of consulting fee revenue	55.3%	58.1%	55.5%	56.4%
Selling, general and administrative expenses	$21,235	$15,966	$71,345	$55,260
SG&A expenses as a percentage of consulting fee revenue	55.2%	50.1%	48.1%	46.2%
Operating profit	$55	$2,542	$10,996	$12,171
Operating profit as a percent of consulting fee revenue	0.1%	8.0%	7.4%	10.2%

Selected Other Financial Data

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013

Consulting fee revenue	$148,717	$130,921	$575,805	$512,085
Total revenue	$169,138	$144,950	$640,281	$576,681
Gross profit	$64,433	$58,655	$247,010	$216,030
Gross profit as a percentage of consulting fee revenue	43.3%	44.8%	42.9%	42.2%
Selling, general and administrative expenses (excluding corporate expenses)	$52,983	$44,411	$187,498	$155,177
Selling, general and administrative expenses (excluding corporate expenses) as a percentage of consulting fee revenue	35.6%	33.9%	32.6%	30.3%
Corporate expenses	$8,122	$7,277	$30,232	$28,395
Corporate expenses as a percentage of consulting fee revenue	5.5%	5.6%	5.3%	5.5%
Operating profit	$3,328	$6,967	$29,280	$32,458
Operating profit as a percent of consulting fee revenue	2.2%	5.3%	5.1%	6.3%
Effective income tax rate	(924.8)%	151.5%	(697.9)%	63.0%

Selected Balance Sheet Data

	December 31, 2014	December 31, 2013

Cash and cash equivalents	$30,124	$30,381
Accounts receivable, net	194,256	232,011
Current assets	257,099	297,893
Accounts receivable, Libya	49,659	—
Total assets	464,984	449,102
Current liabilities	137,935	151,515
Total debt	128,236	133,261
Stockholders’ equity:
Hill International, Inc. share of equity	154,112	131,144
Noncontrolling interests	8,674	11,887
Total equity	$162,786	$143,031

EBITDA Reconciliation

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the fourth quarter of 2014 were $5.7 million compared to $9.2 million in the fourth quarter of 2013.  EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”).  Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of Hill’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures.  Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies.  This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.  A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013

Net (loss) income	$(3,484)	$(1,266)	$(10,879)	$1,629
Interest and related financing fees, net	3,651	5,607	30,485	22,864
Income tax expense	2,987	2,060	8,411	6,043
Depreciation and amortization	2,547	2,835	9,823	10,756
EBITDA	$5,701	$9,236	$37,840	$41,292